Exhibit 28 h (3)

AMENDMENT AGREEMENT #11 to FUND SERVICES AGREEMENT

AMENDMENT AGREEMENT #11 (the “Amendment”) dated as of June 23, 2009 between PROSHARES TRUST (“ProShares”) and J.P. MORGAN INVESTOR SERVICES CO. (“J.P. Morgan”).

WITNESSETH

WHEREAS, ProShares and J.P. Morgan have entered into a Fund Services Agreement dated as of June 16, 2006 and amended as of January 19, 2007, February 16, 2007, September 18, 2007, December 10, 2007, January 25, 2008, March 12, 2008, June 10, 2008, August 22, 2008, December 8, 2008 and June 1, 2009 (the “Agreement”), and

WHEREAS, ProShares and J.P. Morgan wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and J.P. Morgan,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and J.P. Morgan hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Amy Doberman
Name: Amy Doberman
Title: Secretary

J.P. MORGAN INVESTOR SERVICES CO.

/s/ Ellen E. Crane
Name: Ellen E. Crane
Title: Executive Director

FUND SERVICES AGREEMENT

SCHEDULE A

ProShares Short S&P 500

ProShares Short QQQ

ProShares Short Dow 30

ProShares Short MidCap

ProShares UltraShort S&P 500

ProShares UltraShort QQQ

ProShares UltraShort Dow 30

ProShares UltraShort MidCap

ProShares Ultra S&P 500

ProShares Ultra QQQ

ProShares Ultra Dow 30

ProShares Ultra MidCap

ProShares Ultra SmallCap600

ProShares Ultra Russell2000

ProShares Short SmallCap600

ProShares Short Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Russell2000

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Utilities

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra MidCap Value

ProShares Ultra MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort MidCap Growth

ProShares UltraShort MidCap Value

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI EAFE

ProShares UltraShort FTSE/Xinhua China 25

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares Ultra FTSE/Xinhua China 25

ProShares Ultra MSCI Japan

ProShares Ultra Telecommunications

ProShares UltraShort Telecommunications

ProShares Short Financials

ProShares Short Oil & Gas

ProShares UltraShort iBoxx $ Investment Grade

ProShares UltraShort iBoxx $ High Yield

ProShares Ultra Biotechnology

ProShares UltraShort Biotechnology

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra Russell3000

ProShares UltraShort MSCI Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil

ProShares UltraShort MSCI Mexico Investable Market

ProShares UltraShort Russell3000

ProShares Credit Suisse 130/30

ProShares UltraPro S&P500

Proshares UltraPro Short S&P500

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